UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   July 24, 2020

VILLAGE SUPER MARKET, INC.
(Exact Name of Registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or Other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

733 Mountain Avenue
Springfield, New Jersey  07081
(Address of principal executive offices)

 Registrant’s telephone number, including area code
(973) 467-2200

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 20, 2020, Village Super Market, Inc. (“Village”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing, among other things, the acquisition of certain assets, including five supermarkets, a production distribution center (the “PDC”) and the intellectual property of Fairway Group Holdings Corp. and certain of its subsidiaries (“Fairway”), including the names “Fairway” and “Fairway Markets.”

The Original 8-K stated that the financial statements and the pro forma financial information required by Item 9.01 of Form 8-K would be filed by amendment to the Original 8-K within 71 days after the date on which the Original 8-K was required to be filed. Village has determined that such financial statements and pro forma financial information are not required and therefore is amending and restating Items 9.01 of the Original 8-K to eliminate the references to the potential subsequent filing of financial statements and pro forma financial information.

Except as described above, all of the other information in the Original 8-K remains unchanged.

Item 9.01   Financial Statements and Exhibits

Not applicable.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

Dated: July 24, 2020	/s/ John L. Van Orden
John L. Van Orden
(Chief Financial Officer)